Exhibit 99.1
Bottomline Technologies Reports Third Quarter Results

29% Growth in Year over Year Orders Highlights Quarter

PORTSMOUTH, N.H. – April 23, 2009 – Bottomline Technologies (NASDAQ: EPAY), a leading provider of collaborative payment, invoice and document automation solutions, today reported financial results for the third quarter ended March 31, 2009.

Revenues for the third quarter were $33.3 million, an increase of $1.3 million from the third quarter of last year.  Revenues for the third quarter were impacted by $3.6 million on a year over year basis as a result of declines in foreign exchange rates.  Year over year revenue growth on a consistent currency basis was 15%.

Gross margin for the third quarter was $18.9 million, an increase of $1.4 million from the third quarter of last year.  Net loss for the third quarter was $2.0 million, or net loss per share of $0.08.  Excluding acquisition-related amortization of intangible assets of $3.6 million and stock-based compensation expense of $1.9 million, core net income for the third quarter was $3.5 million, or core earnings per share of $0.15.

“We had a strong quarter evidencing the value of our product set, execution of our team and strength of our business model,” said Rob Eberle, President and CEO of Bottomline Technologies.  “The strategic highlight of the quarter was our selection by one of the world’s largest financial institutions representing an important endorsement of our technology and a significant contractual relationship. From an operating perspective we continue to execute, delivering a strong step up in profit with EBITDA, excluding stock compensation expense, increasing 25% from the prior quarter and core operating income up 32% from the prior quarter.  We continue to generate meaningful cash and ended the quarter with cash and investments of $41 million, up over $6 million from the prior quarter.  Perhaps most telling, we recorded orders of $44.2 million in the quarter despite the continuing challenges of the economic environment.  With our signed backlog and continued customer focus, we expect to report increasing profit levels in Q4 and beyond.”

Revenues for the nine months ended March 31, 2009 increased $7.9 million to $103.1 million as compared with $95.2 million in the same period last year.  Revenues for the nine month period were impacted by $7.7 million on a year over year basis as a result of declines in foreign exchange rates.  Year over year revenue growth for the nine month period on a consistent currency basis was 16%.  Net loss for the nine months ended March 31, 2009 was $8.7 million, or net loss per share of $0.36.  Excluding acquisition-related amortization of intangible assets of approximately $12.0 million and stock compensation expense of $6.3 million, core net income for the nine months ended March 31, 2009 was $9.6 million, or core earnings per share of $0.40.

Third Quarter Customer Highlights

  Signed a major contract with one of the world’s largest financial services firms to provide advanced capabilities for global cash management.
  Broadened existing relationship with Bank of America through new initiatives for international payments leveraging Bottomline’s global cash management platform.
  Signed new multi-year contracts for Legal eXchange™, Bottomline’s Software as a Service solution for legal spend management, with West Bend Mutual Insurance Company and Country Mutual Insurance Company.
  Added significant new customers, including Baldor Electric, Home Service USA, Hydranautics, InterfaceFLOR, Pearson, OSCO Construction Group, The Redpath Group, Teekay Shipping and Wright Medical Technology which selected Bottomline solutions to increase the security, efficiency, visibility and control of transactional processes.
  Expanded existing deployments of Bottomline’s payments, invoice and document process automation solutions at Allen & Overy, BNP Paribas, Cano Petroleum, Employers Insurance Company of Nevada, Johnson & Johnson, Johnson Controls, Lindt & Sprungli, The NORDAM Group, OptumHealth Bank, PACCAR, Target Corporation and United Technologies Corporation.
  Continued to strengthen our presence within healthcare as hospitals and healthcare organizations such as Catholic Healthcare Initiatives, Sutter Health, Tuomey Healthcare System and the nation’s third largest public healthcare system either selected, or expanded existing implementations of, Bottomline’s solutions for medical forms automation.
  Increased adoption of our document process automation solutions among organizations standardized on the Microsoft Dynamics® portfolio of ERP systems with new orders from companies such as Caltex, Snack Brands Australia, Flow International and SIFCO Industries.

Third Quarter Strategic Highlights

  Awarded a patent for advanced capabilities enabling the secure, unattended transmission of payments and reporting information. Leveraging Web services, these patented capabilities help ensure the seamless communication of transactions and information such as securities confirmations and check issuance files between corporate treasury departments and their banking partners.
  Appointed Marcus Hughes to the newly created role of Director of Global Marketing. In this role, Mr. Hughes will be responsible for expanding Bottomline’s brand in North America, Europe and Asia-Pacific as well as play a major role in the company’s ongoing plans for product innovation.  Recognized globally as an authority on payment technologies, trade finance, financial supply chain and treasury, Mr. Hughes previously held several senior-level positions with a number of European banks, including most recently head of global trade services at Banco Santander.
  Recognized by Law Technology News for its role in enabling Vulcan Materials to accelerate law firm invoice review cycles and optimize legal spend management processes. As part of the publication’s 2008 Technology Awards, Vulcan Materials’ Legal eXchange-powered initiative earned the award for ‘Most Innovative Use of Technology by an In-House Legal Department.’
  Received a best-in-class ranking for its global cash management capabilities by research advisory firm Aite Group as part of a recent vendor evaluation.
  Delivered executive-level presentations at NACHA’s PAYMENTS 2009 conference on best practice implementation of enterprise payment hubs and the development of vertical market payment strategies. Joining Bottomline for these sessions were customers Raymond James Financial and UMB Bank.
  Announced Peter Fortune, Bottomline’s COO and President of Bottomline Europe, plans to retire from Bottomline on May 15, 2009.

Bottomline has presented supplemental non-GAAP financial measures and statements as part of this earnings release.  Core net income is a non-GAAP financial measure.  The non-GAAP financial measures and statements exclude certain items, specifically amortization of intangible assets, stock-based compensation and acquisition-related expenses.  The presentation of this non-GAAP financial information should not be considered in isolation from, or as a substitute for, the financial results presented in accordance with GAAP. Bottomline believes that these supplemental non-GAAP financial measures are useful to investors because they allow for an evaluation of the company with a focus on the performance of its core operations. Bottomline’s executive management team uses these same non-GAAP financial measures and statements internally to assess the ongoing performance of the company.  Since this information is not a GAAP measurement of financial performance, there are material limitations to its usefulness on a stand-alone basis, including the lack of comparability of this presentation to the GAAP financial results of other companies. A reconciliation of the GAAP results to the non-GAAP results for the three and nine month periods ended March 31, 2009 and 2008 is as follows:

	Three Months Ended March 31,		Nine Months Ended March 31,
	(in thousands)		(in thousands)
	2009	2008	2009	2008
GAAP net loss	$(1,970)	$(347)	$(8,688)	$(1,822)
Amortization of intangible assets	3,589	2,629	11,973	7,958
Acquisition-related expenses	-	94	35	94
Stock compensation expense	1,885	2,375	6,298	6,404
Core net income	$3,504	$4,751	$9,618	$12,634

About Bottomline Technologies
Bottomline Technologies (NASDAQ: EPAY) provides collaborative payment, invoice and document automation solutions to corporations, financial institutions and banks around the world. The company’s solutions are used to streamline, automate and manage processes involving payments, global cash management, transactional documents and invoice approval. Organizations trust these solutions to meet their needs for cost reduction, competitive differentiation and optimization of working capital. Headquartered in the United States, Bottomline also maintains offices in Europe and Asia-Pacific. For more information, visit www.bottomline.com.

Bottomline Technologies, Legal eXchange and the BT logo are trademarks of Bottomline Technologies (de), Inc. which may be registered in certain jurisdictions. All other brand/product names are trademarks of their respective holders.

Cautionary Language
This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are competition, market demand, technological change, strategic relationships, recent acquisitions, international operations and general economic conditions. For additional discussion of factors that could impact Bottomline Technologies' financial results, refer to the Company's Quarterly Reports on Form 10-Q for the quarters ended September 30, 2008 and December 31, 2008 and the Company’s Annual Report on Form 10-K for the year ended June 30, 2008, on file with the SEC. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. We do not assume any obligation to update any forward-looking statements.

Media Contact:
Kevin Donovan
Bottomline Technologies
603-501-5240
kdonovan@bottomline.com

Bottomline Technologies
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2009	2008
Revenues:
Software licenses	$3,237	$3,149
Subscriptions and transactions	7,495	7,223
Service and maintenance	20,599	18,359
Equipment and supplies	1,960	3,301
Total revenues	33,291	32,032

Cost of revenues:
Software licenses	189	173
Subscriptions and transactions	3,607	3,839
Service and maintenance (1)	9,194	8,117
Equipment and supplies	1,423	2,409
Total cost of revenues	14,413	14,538
Gross profit	18,878	17,494

Operating expenses:
Sales and marketing (1)	7,449	7,411
Product development and engineering (1)	4,742	4,016
General and administrative (1)	4,344	4,516
Amortization of intangible assets	3,589	2,629
Total operating expenses	20,124	18,572
Loss from operations	(1,246)	(1,078)
Other (expense) income, net	(53)	998
Loss before income taxes	(1,299)	(80)
Provision for income taxes	671	267
Net loss	$(1,970)	$(347)
Basic and diluted net loss per share	$(0.08)	$(0.01)
Shares used in computing basic and diluted net loss per share:	24,047	23,927

Core net income (excludes amortization of intangible assets, acquisition-related expenses and stock compensation expense):(2)
Net income	$3,504	$4,751
Diluted net income per share (3)	$0.15	$0.20

(1) Stock-based compensation is allocated as follows:
Cost of revenues: service and maintenance	$276	$271
Sales and marketing	528	800
Product development and engineering	165	209
General and administrative	916	1,095
	$1,885	$2,375
(2) Core net income excludes charges for amortization of intangible assets of $3,589 and $2,629, acquisition-related expenses of zero and $94, and stock compensation expense of $1,885 and $2,375, for the three months ended March 31, 2009 and 2008, respectively.

(3) Shares used in computing diluted core net income per share were 24,066 and 24,238 for the three months ended March 31, 2009 and 2008, respectively.

Bottomline Technologies
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Nine Months Ended
	March 31,
	2009	2008
Revenues:
Software licenses	$10,440	$9,906
Subscriptions and transactions	23,468	21,407
Service and maintenance	62,275	54,127
Equipment and supplies	6,948	9,786
Total revenues	103,131	95,226

Cost of revenues:
Software licenses	596	598
Subscriptions and transactions	11,468	11,723
Service and maintenance (1)	28,628	23,504
Equipment and supplies	5,101	7,024
Total cost of revenues	45,793	42,849
Gross profit	57,338	52,377

Operating expenses:
Sales and marketing (1)	24,236	22,777
Product development and engineering (1)	15,402	12,468
General and administrative (1)	14,136	13,702
Amortization of intangible assets	11,973	7,958
Total operating expenses	65,747	56,905
Loss from operations	(8,409)	(4,528)
Other income, net	709	2,790
Loss before income taxes	(7,700)	(1,738)
Provision for income taxes	988	84
Net loss	$(8,688)	$(1,822)
Basic and diluted net loss per share	$(0.36)	$(0.08)
Shares used in computing basic and diluted net loss per share:	23,988	23,806

Core net income (excludes amortization of intangible assets, acquisition-related expenses and stock compensation expense):(2)
Net income	$9,618	$12,634
Diluted net income per share (3)	$0.40	$0.52

(1) Stock-based compensation is allocated as follows:
Cost of revenues: service and maintenance	$796	$740
Sales and marketing	1,872	2,097
Product development and engineering	564	592
General and administrative	3,066	2,975
	$6,298	$6,404
(2) Core net income excludes charges for amortization of intangible assets of $11,973 and $7,958, acquisition-related expenses of $35 and $94, and stock compensation expense of $6,298 and $6,404, for the nine months ended March 31, 2009 and 2008, respectively.

(3) Shares used in computing diluted core net income per share were 24,162 and 24,334 for the nine months ended March 31, 2009 and 2008, respectively.

Bottomline Technologies
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	March 31,	June 30,
	2009	2008

Assets
Current assets:
Cash, cash equivalents and short-term investments	$40,999	$35,373
Accounts receivable	23,068	28,747
Other current assets	4,649	6,157
Total current assets	68,716	70,277
Property and equipment, net	10,094	11,840
Intangible assets, net	88,629	115,414
Other assets	3,628	1,235
Total assets	$171,067	$198,766

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$5,182	$8,856
Accrued expenses	7,667	10,997
Deferred revenue	31,169	30,621
Total current liabilities	44,018	50,474
Deferred revenue, non-current	9,256	3,856
Deferred income taxes	2,276	4,179
Other liabilities	1,586	1,992
Total liabilities	57,136	60,501

Stockholders' equity
Common stock	26	26
Additional paid-in-capital	283,898	277,660
Accumulated other comprehensive (loss) income	(12,355)	7,766
Treasury stock	(23,958)	(22,195)
Accumulated deficit	(133,680)	(124,992)
Total stockholders' equity	113,931	138,265
Total liabilities and stockholders' equity	$171,067	$198,766

Non-GAAP Financial Statements

Bottomline has presented supplemental non-GAAP statements of operations as part of this earnings release. Core income, which excludes certain items, specifically amortization of intangible assets, stock-based compensation and acquisition-related expenses, is a non-GAAP financial measure.  The presentation of this information should not be considered in isolation from, or as a substitute for, our financial results presented in accordance with GAAP. Bottomline believes this supplemental presentation is useful to investors because it provides an evaluation of the company with a focus on the performance of its core operations. Bottomline’s executive management team uses these same financial statements internally to assess the ongoing performance of the company. Since this information is not in accordance with GAAP, there are material limitations to its usefulness on a stand-alone basis, including the lack of comparability of this presentation to the GAAP financial results of other companies.  All amounts are in thousands, except per share amounts.

	Non-GAAP
	Three Months Ended
	March 31,
	2009	2008
Revenues:
Software licenses	$3,237	$3,149
Subscriptions and transactions	7,495	7,223
Service and maintenance	20,599	18,359
Equipment and supplies	1,960	3,301
Total revenues	33,291	32,032

Cost of revenues:
Software licenses	189	173
Subscriptions and transactions	3,607	3,836
Service and maintenance	8,918	7,827
Equipment and supplies	1,423	2,409
Total cost of revenues	14,137	14,245
Gross profit	19,154	17,787

Operating expenses:
Sales and marketing	6,921	6,579
Product development and engineering	4,577	3,795
General and administrative	3,428	3,393
Total operating expenses	14,926	13,767
Core income from operations	4,228	4,020
Other (expense) income, net	(53)	998
Core income before income taxes	4,175	5,018
Provision for income taxes	671	267
Core net income	$3,504	$4,751

Diluted core net income per share	$0.15	$0.20

	Non-GAAP
	Nine Months Ended
	March 31,
	2009	2008
Revenues:
Software licenses	$10,440	$9,906
Subscriptions and transactions	23,468	21,407
Service and maintenance	62,275	54,127
Equipment and supplies	6,948	9,786
Total revenues	103,131	95,226

Cost of revenues:
Software licenses	596	598
Subscriptions and transactions	11,468	11,720
Service and maintenance	27,831	22,747
Equipment and supplies	5,101	7,024
Total cost of revenues	44,996	42,089
Gross profit	58,135	53,137

Operating expenses:
Sales and marketing	22,364	20,647
Product development and engineering	14,838	11,864
General and administrative	11,036	10,698
Total operating expenses	48,238	43,209
Core income from operations	9,897	9,928
Other income, net	709	2,790
Core income before income taxes	10,606	12,718
Provision for income taxes	988	84
Core net income	$9,618	$12,634

Diluted core net income per share	$0.40	$0.52